UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 15, 2007

Date of Report (Date of Earliest Event Reported)

ZiLOG, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-13748	13-3092996
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

532 Race Street

San Jose, California 95126

(Address of principal executive offices, including zip code)

(408) 558-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2007, the Board of Directors of ZiLOG, Inc. (the "Registrant") elected Darin G. Billerbeck, who was previously appointed the Registrant's President and Chief Executive Officer on January 3, 2007, as a member of the Board of Directors. The election of Mr. Billerbeck brings the total number of directors serving on the Registrant's Board of Directors to five. Mr. Billerbeck will serve as a director until the next Annual Meeting of Stockholders at which time he will be subject to reelection by a vote of the stockholders. Information relating to Mr. Billerbeck was previously filed on Form 8-K on January 8, 2007 and is incorporated herein by reference.

In addition, on February 15, 2007, the Registrant adopted the Fiscal 2008 ZiLOG Employee Cash Incentive Plan (the "Incentive Plan"), which provides for the payment of cash bonuses to each of Perry Grace, Norman Sheridan and Mr. Billerbeck upon the achievement by the Registrant, in Fiscal 2008, of pre-established targets based on the Registrant's adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, as adjusted to exclude non-recurring items, stock compensation expense and the impact of the Incentive Plan). Bonuses are set at 60% of the executive’s base salary for Mr. Sheridan and Mr. Grace and 80% of the executive's salary for Mr. Billerbeck, in each case if the “100% pre-established target” is achieved, and range from 50% to 150% of the executive’s salary depending on the level of achievement of these targets. No bonus will be paid under the plan if the “50% pre-established target” is not achieved. Separate targets were specified based on the performance of the Registrant for each of the first and second half of Fiscal 2008 although the Incentive Plan will not pay out bonuses until fiscal year end.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished with this report on Form 8-K:

99.1	Summary of ZiLOG 2008 Employee Cash Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZiLOG, INC.

By:	/s/ Perry Grace
Perry Grace
Chief Financial Officer
Date: February 22, 2007

EXHIBIT INDEX

Exhibit Number	Description

99.1	Summary of ZiLOG 2008 Employee Cash Incentive Plan

4